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                         KIRKLAND & ELLIS                            Exhibit 5.1
                                                                     -----------
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS
                            200 East Randolph Drive
                            Chicago, Illinois 60601

To Call Writer Direct:           312 861-2000                         Facsimile:
     312 861-2000                                                   312 861-2200



                                October 4, 1996



Tower Automotive, Inc.
4508 IDS Center
Minneapolis, Minnesota 55402

     Re:  Tower Automotive, Inc.
     Registration Statement on Form S-3
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Ladies and Gentlemen:

     We are acting as special counsel to Tower Automotive, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 385,000 shares (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on October 4, 1996 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares include 185,000 Shares currently issued and outstanding (the "Secondary Shares") and 200,000 Shares to be issued upon the exercise of an outstanding warrant (the "Warrant Shares").

     In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of
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                               KIRKLAND & ELLIS

Tower Automotive, Inc.
October 4, 1996
Page 2

persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the internal laws of the State of Illinois, the General Corporation law of the State of Delaware and the federal law of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

     (1) The Secondary Shares are duly authorized, validly issued, fully paid and nonassessable.

     (2) The Warrant Shares are duly authorized, and, when (i) the Registration Statement becomes effective under the Act; (ii) the warrant is exercised in accordance with its terms; (iii) the holder of the warrant pays the full consideration for such Warrant Shares as required by such warrant; and (iv) a certificate representing the Warrant Shares has been duly executed and delivered on behalf of the Company, the Warrant Shares will be validly issued, fully paid and nonassessable.
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                               KIRKLAND & ELLIS

Tower Automotive, Inc.
October 4, 1996
Page 3

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Illinois or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                            Very truly yours,

                                            /s/ Kirkland & Ellis

                                            KIRKLAND & ELLIS